Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM announces upsize of previously announced cash tender offer for 5.875% senior notes due 2024

LOS ANGELES (April 9, 2021) — AECOM (NYSE: ACM) (“we,” “us,” “our” or the “Company”), the world’s premier infrastructure consulting firm, today announced that, in connection with its previously announced tender offer (the “Tender Offer”) to purchase for cash certain of its 5.875% Senior Notes due 2024 (the “Notes”), it is increasing the Aggregate Maximum Purchase Price from $500 million to $700 million (as amended, the “Aggregate Maximum Purchase Price”).

Accordingly, all Notes tendered prior to 5:00 p.m. New York City time, on April 6, 2021 (the “Early Tender Deadline”) are expected to be accepted for purchase on April 13, 2021 (the “Early Settlement Date”), with no tendered Notes being subject to proration. As of the date hereof, no additional Notes have been tendered after the Early Tender Deadline.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated March 24, 2021, as amended by this press release (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material terms of the Tender Offer and the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered at the Early Tender Deadline	Aggregate Maximum Purchase Price, as Amended	Early Tender Payment (1)(2)	Tender Offer Consideration (1)(3)	Total Consideration(1)(3)
5.875% Senior Notes due 2024	00766TAD2	$797,252,000	$607,940,000	$700,000,000	$30.00	$1,116.25	$1,146.25

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.

(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline.

(3)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable, that will be paid on the Notes accepted for purchase.

In addition, AECOM announced the Tender Offer will now expire immediately after 11:59 p.m. New York City time, on April 23, 2021, unless extended or earlier terminated by the Company (as amended, the “Expiration Time”). Except for the amendments described in this press release, all other terms and conditions of the Tender Offer and the Consent Solicitation remain unchanged.

The consummation of the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including the Company entering into a new senior secured term loan credit facility on terms and conditions satisfactory to the Company, the net proceeds of which, together with cash on hand, are sufficient to fund the purchase of the Notes validly tendered and accepted for purchase.

Registered holders (each, a “Holder” and, collectively, the “Holders”) of Notes that are validly tendered on or prior to the Expiration Time and accepted for purchase by the Company pursuant to the Tender Offer will receive the Tender Offer Consideration set forth in the table above. No tenders submitted after the Expiration Time will be valid. Tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal or revocation rights are required by law. Holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable.

As previously announced, in connection with the Consent Solicitation (as defined in the Offer to Purchase and Consent Solicitation Statement), after receipt of at least a majority of the principal amount of the Notes on April 6, 2021, the Company and the Trustee executed a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments. The Supplemental Indenture became effective upon execution by the Company and the Trustee and the proposed amendments will become operative upon the Company accepting and making payment for all Notes tendered by the Early Settlement Date, subject to further terms described in the Offer to Purchase and Consent Solicitation Statement.

Subject to the Aggregate Maximum Purchase Price, the Company will purchase Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and on or prior to the Expiration Time on or about April 26, 2021 (the “Final Settlement Date”), assuming that the conditions to the Tender Offer and the Consent Solicitation are satisfied or waived.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities is the dealer manager (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. D.F. King & Co., Inc. has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities at (980) 388-3646 (all call) or debt_advisory@bofa.com. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at (800) 290-6426 (all call), (212) 232-3233 (Banks and Brokers) or at aecom@dfking.com.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the Trustee under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About AECOM

AECOM (NYSE: ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension costs; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Power transaction and other recent acquisitions and divestitures, including the risk that the expected benefits of such transactions or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with recent acquisitions and divestitures will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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